                                                                   EXHIBIT 10.49

                AMENDED AND RESTATED NAME AND LIKENESS AGREEMENT

     This AMENDED AND RESTATED NAME AND LIKENESS AGREEMENT (the "Agreement") is
                                                                 ---------
made and entered as of August 30, 1999 by and among C. Everett Koop, M.D.

("Koop") and drkoop.com, Inc., a Delaware corporation ("DKC" or the "Company"),
  ----                                                  ---          -------
formerly Empower Health Corporation.

                                   RECITALS:

     A. On January 5, 1999, Koop and DKC entered into a predecessor to this Agreement for the purpose of conveying to DKC certain rights to use the name, likeness and other attributes of Koop (the "January Agreement").
                                            -----------------

     B. The parties, by entering into this Agreement, intend to supersede the January Agreement in all respects and, from and after the date hereof, to have this Agreement replace such January Agreement.

                                   AGREEMENT:

     NOW THEREFORE for and in consideration of the premises, and the mutual covenants and promises herein set forth, the parties hereto hereby agree as follows:

     1.  Term and Termination:  The term of this Agreement (the "Term") will
         --------------------                                    ----
begin effective on the date hereof and will extend for an initial term of five years. Unless otherwise terminated as provided for below, the Agreement will automatically renew for consecutive five-year terms. The Agreement may be terminated by either party upon written notice given not more than 270 and not less than 180 days before the expiration of any such five year period. This Agreement may also be terminated by either party in the event of a material breach or termination is not the result of a material breach or default by DKC that is not cured after written notice as provided in the immediately preceding sentence, DKC shall have the right for three years following termination to use the Koop Name (the "Rebranding Period"). During the Rebranding Period, the
                    -----------------
Company's right to use the Koop Name shall be non-exclusive except that (i) such usage shall be exclusive with respect to any products or services involving or related to Internet-based health information, healthcare related software services and products, or electronic commerce and (ii) the Koop Name may not be licensed or otherwise conveyed to any Direct Competitor of DKC as identified on Attachment B. In the event that termination occurs as a result of a material
------------
breach or default by DKC that is not cured after written notice as provided herein, all rights to use the Koop Name (as defined below) shall cease on the 90th day after such termination.

     2.  Right To Use Services:  During the Term and subject to all other
         ---------------------
provisions of this Agreement, Koop agrees that DKC shall have the right to use the Koop name, image or likeness (hereinafter the "Koop Name") in connection
                                                   ---------
with the Company's Internet-based health information network, healthcare related software services and products or electronic commerce (collectively the

"Products") in accordance with Section 5 below.
 --------

     3.  Fees and Payment:  For all rights and privileges and services rendered
         ----------------
or provided for hereunder by Koop, DKC shall grant to Koop, pursuant to the general terms of its current stock option plan, options to purchase 214,400 shares of the common stock of DKC for an exercise price of $17.88 per share. These options will vest (i.e., become exercisable) at a rate of 8,933.33 options per month (subject to adjust for stock splits and similar matters) provided that at the end of each such month this Agreement shall remain in full force and effect; provided, however, that all such options shall vest and become exercisable at such time as this Agreement shall be terminated due to the material breach of this Agreement by DKC in accordance with the default provisions contained in Sections 1 and 6. The foregoing options have been or will be approved by a compensation committee consisting solely of non-employee directors, or by the full board of directors of DKC (with Koop abstaining), for purposes of Rule 16b-3 under the Securities Exchange Act. The parties acknowledge that the January Agreement provided for a continuing royalty on DKC revenue and expressly acknowledge that the obligation of DKC to pay, and the right of Koop to receive, any such royalty is terminated effective July 1, 1999.

     4.  Competitive Protection:  Effective as of the date of this Agreement and
         ----------------------
continuing throughout the Term, Koop agrees that Koop will not render services in the form of advertising and/or publicizing of any items, products or services which are directly competitive with DKC's Products including, without limitation, products or services involving or related to any Internet-based health information network, healthcare-related software services and products or electronic commerce (hereinafter collectively the "Competitive Products") nor
                                                   --------------------
will Koop permit or authorize the use of the Koop name and/or likeness (photograph and/or drawing), voice, signature and/or endorsement directly or indirectly, in connection with any such Competitive Products or by any Direct Competitor as identified on Attachment B, except as may be used for the non-
                            ------------
profit, non-commercial activities of the Koop Institute provided such activities are not related in any way to the promotion of any Competitive Products or any Director Competitor.

     Without limiting the generality of the foregoing, Dr. Koop shall not directly or indirectly participate in the development, production or promotion of any Competitive Products or the products or services of any Direct Competitor during the Term of this Agreement or any renewal term or during the Rebranding Period, if any.

     5.  Right of Review:  The following elements of each Product shall be
         ---------------
subject to Koop's prior review and written approval, which approval shall not be unreasonably withheld and shall be rendered within ten working days of receipt of the element of the Product. Koop shall have the right to delegate his approval rights hereunder to a Representative (as defined in Section 10 below) with the approval of DKC, such approval not to be unreasonably withheld .

         (i) Content and format, including manuscripts and other written materials included with the Products, including drafts, and the final version.

         (ii)   Extent and content of all medical and technical information.

         (iii)  Professional medical consultants and advisors.

         (iv)   Title.

         (v)    Credit.

         (vi) Means of advertising, promoting and selling the product, including the Koop Name.

         (vii) All advertising and promotional materials created, developed or used in connection with the Products.

         (viii) Any use of the Koop Name.

         (ix)   Any use not expressly contemplated by this Agreement.

     DKC and Koop shall work together to establish systems and procedures for updating the Products based on advances in the field of medicine.

     6.  Default Provisions:
         ------------------

         (a)  In the event that either party ("Defaulting Party")
                                               ----------------
              (i) Materially defaults in the performance of any of its duties or obligations set forth in this Agreement and such default is not substantially cured within thirty (30) days after written notice is given by the other party specifying the default; or


              (ii) Defaults in the payment of any amount due to the other party under this Agreement and does not cure the default within thirty (30) days after written notice is given by the other party specifying the default; and

              (iii)  Provided, that upon a default under Section 6(i) and/or
(ii) by one party under this Agreement, the cure period for the next default by such party shall be reduced (but not below ten days) by ten (10) days.

     Then the other party may, by giving written notice to such effect to the Defaulting Party, terminate this Agreement as of the date specified in such notice of termination.

         (b) Notwithstanding anything to the contrary herein contained, the termination of the Agreement shall not relieve the parties of their obligations existing at or prior to termination.

     7.  Obligations Limited to Payments:  The obligations to Koop hereunder
         -------------------------------
shall be fully performed and discharged as stipulated in Section 3, except for those obligations that arise pursuant to the provisions for indemnifications contained in Section 9. It is understood that Koop is not an employee of DKC and shall not be entitled to any rights or benefits granted to employees of DKC by reason of the rendering hereunder of services by Koop.

     8.  Covenants Regarding Public Image:  DKC and Koop each covenants and
         --------------------------------
agrees that it will not knowingly permit, do or commit any act or thing that would degrade, tarnish or deprecate or disparage the other party or the public image of the other party in society or standing in the community, or prejudice the other party, and that it will terminate such activities promptly upon notice, it being understood that this Section 8 shall not apply to any dispute involving this Agreement between Koop and DKC.

     9.  Indemnity:  DKC agrees to indemnify and hold harmless Koop, his
         ---------
employees, assignees, and heirs against any and all claims, damages, liabilities (including, but not limited to, liability for personal injury and liability for breach of confidentiality), costs and expenses, including without limitation, reasonable legal fees and costs arising out of the use of any material furnished by DKC in connection with the services performed, or resulting from any patient or third party action of any kind, or resulting in any way from the sale of Products pursuant to this Agreement, or incurred for or by reason of the breach of DKC of any of the obligations, warranties, agreements, covenants or representations herein contained. Koop shall provide prompt written notice of any claim hereunder and DKC shall have the right to defend same.

     10. Incapacity or Death of Dr. Koop.  The rights granted to DKC herein are
         -------------------------------
intended to survive the incapacity or death of Dr. Koop. Upon the occurrence of any such event, all actions with respect to Koop hereunder, including without limitation the approval rights provided in Section 5, shall be exercisable on behalf of Koop by another person (the "Representative"), who, at the execution
                                       --------------
date of this agreement, is hereby designated by Koop to be his son: Alan Koop, and, in the event of Alan Koop's death, to be Koop's granddaughter: Dr. Jennifer Koop.

     If prior to the death of Dr. Koop, he is pronounced to be incapacitated (i.e., as being incapable of managing or conducting his own business affairs due to physical or mental infirmity) by his Representative and Koop's son-in-law:
Gordon Thompson (such determination to be made only in association with a physician chosen by and mutually acceptable to DKC and the Representative), then said Representative shall thereafter and for so long as Koop is incapacitated have full right to take any and all acts on behalf of Koop hereunder.

     Any Representative appointed in accordance with this Section 10 shall have full right to take any and all acts on behalf of Koop hereunder and DKC may rely on such acts as the lawful and duly authorized acts of Koop.

     11. Notices:  Any notice or other communication (including payment
         -------
hereunder) required or permitted to be given hereunder shall be in writing and shall be hand delivered or sent next-day delivery by a company where a receipt is given to the address as follows:

         To DKC:                                 drkoop.com, Inc.
                                                 Attention: President
                                                 8920 Business Park Drive
                                                 Suite 200
                                                 Austin, TX 78759

         To Koop:                                C. Everett Koop, M.D.
                                                 Koop Institute at Dartmouth
                                                 College Street
                                                 Hanover, NH 03755

                                                        and

                                                 C. Everett Koop, M.D.
                                                 3 Ivy Pointe Way
                                                 Hanover, NH 03755

     Any such notice, direction or other instrument aforesaid, if delivered, shall be deemed to have been given or made on the date on which it was delivered or if sent next-day delivery shall be deemed to have been given or made on the day following the day on which it was sent provided that any one of the parties hereto may change its address by written notice to the other according to the terms hereof and in such event this paragraph shall be deemed to be amended accordingly.

     12. Informed Consent, Confidentiality and Security:  DKC represents and
         ----------------------------------------------
warrants that when and if it introduces a program identified here as "Personal Medical Records" that it will obtain appropriate and fully informed patient consent to the receipt, retention, use and transfer of that patient's personal or medical data and that such informed consent complies with all applicable federal, state and local laws and regulations. DKC further represents and warrants that it shall take reasonable precautions to assure accuracy of and to protect against negligent disclosure of and unauthorized access to all patients' personal and medical data.

     13. Other Representations and Warranties:
         ------------------------------------
     By DKC:  DKC represents and warrants that:

          1. It has the right to enter into this Agreement and that it is free to grant the rights granted herein.

          2. The Products will not infringe the patent, copyright, trade secret, or property rights of any third party.

          3. All aspects of the product, distribution and promotion of the Products shall comply in all material respects with all applicable laws and regulations.

          4. It is not a party to any agreement that will be breached by or that prohibits it entering into or performing this Agreement.

     By Koop: Koop represents and warrants that:

          1. He has the right to enter into this Agreement and that it is free to grant the rights granted herein.

          2. He is not a party to any agreement that will be breached by or that prohibits it entering into or performing this Agreement.

          3.   DKC may apply for trademarks which incorporate the Dr. Koop name.

          4. Koop has the right to enter into this Agreement and that he is free to grant the rights granted herein.

     14. Trademark Assignment and License:  DKC represents and warrants that it
         --------------------------------
has filed applications based on actual use with the United States Trademark Office to register various marks, the status of which are as follows:

         (i) DR. KOOP'S COMMUNITY: application filed with no pending number assigned as of the execution of this Agreement; and

         (ii) drkoop.com: application filed with no pending number assigned as of the execution of this Agreement.

     All of the above, hereinafter the "Trademarks," are referenced for the good and services described herein. Upon termination of the Agreement and Rebranding Period (if any), DKC shall assign its right, title and interest in the Trademarks including the goodwill contained therein to Koop and any other marks registered by DKC pursuant to this Agreement which include the word Koop.
Except as set forth herein, DKC acknowledges that it has no rights in the Trademarks and that nothing contained in this Agreement or in any other document shall vest any ownership rights in the Koop name.

     15. Miscellaneous:
         -------------

         (a) Ownership and Publicity: Except as granted herein, DKC does not and may not claim any right, title or interest in or to Koop's name or likeness, and acknowledges that all rights therein are and remain the property of Koop.

         (b)  Insurance:  Prior to sale, promotion or distribution of any
              ---------
Product other than reasonable, limited test marketing, DKC shall secure all necessary and customary insurance, including a standard comprehensive general liability insurance policy providing standard product liability protection, directors and officers insurance and errors and omissions insurance listing Koop as a named insured. Such insurance shall be in a form reasonably acceptable to counsel for Koop and shall require the insurer to give Koop at least thirty (30) days' prior written notice of any material modifications or cancellations.

         (c)  Entire Agreement:  This Agreement constitutes the complete and
              ----------------
exclusive statement of the agreement between Koop and DKC with respect to the subject matter herein set forth and supersedes all prior agreements by and between the parties including, specifically, the January Agreement.

         (d)  Amendments:  This Agreement may not be amended, altered or
              ----------
terminated except in writing executed by or on behalf of each party.

         (e)  Inurement:  This Agreement shall be binding upon the parties
              ---------
hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

         (f)  Language:  The language used in this agreement shall be deemed to
              --------
be language chosen by the parties thereto to express their mutual intent and no rule of strict construction against any party shall apply to any term or condition thereof

         (g)  Governing Law:  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         (h)  Termination:  Upon any termination and except as provided for
              -----------
herein, all rights to use Dr. Koop's name and likeness shall terminate.

         (i)  Arbitration:  Any controversy or claim arising out of or relating
              -----------
to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association by a single arbitrator in a location to be agreed to by the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof and shall not be appealable.

         (j)  Gender:  Wherever herein the singular number is used, the same
              ------
shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa, as the context may require.

         (k)  Specific Performance.  The rights and obligations granted herein,
              --------------------
including without limitation the use of the name, likeness, personality and other public attributes of Dr. C. Everett Koop, are extremely unique and therefore the parties acknowledge that money damages will generally not be a suitable remedy and therefore each agree that the rights and obligations granted herein may be specifically enforced.

         (l)  Counterparts:  This Agreement may be executed in counterparts,
              ------------
each of which shall constitute an original but all of which taken together shall constitute but one agreement.

     16.  Assignment and Change of Control:  Neither party may assign its rights
          --------------------------------
and obligations under this Agreement without the prior written consent of the other. In the event of a change of control of DKC as hereinafter defined, this Agreement shall terminate and all rights in the Koop Name granted hereunder immediately revert to Koop. A Change of Control shall be defined as set forth in Attachment A.
------------


                           (Signature Page Follows)

     IN WITNESS WHEREOF THIS AGREEMENT IS EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE.

                                          drkoop.com, Inc.



------------------------------------      ----------------------------------
C. Everett Koop, M.D.                     Donald W. Hackett, President

                                  ATTACHMENT A
                                  ------------

     For purposes of this Agreement "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not
              --------  -------
constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect to outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of section (3) of this definition shall be satisfied; and provided further that, for purposes
                                           -------- -------
of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of more than an additional 5% of the Outstanding Company Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 66-2/3% of such Board; provided, however, that any individual who becomes a director of the
       -----------------
Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least 66-2/3% of the directors when comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was
                                   ----------------
initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

     (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation an in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least 66-2/3% of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or the disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least 66-2/3% of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

                                  ATTACHMENT B
                                  ------------



     Direct Competitors shall include the following, which list shall be updated from time to time upon delivery by DKC to Koop of parties that should be added because they have become material competitors in the marketplace or deleted.
Any disagreement to such an update shall be resolved by arbitration in accordance with Section 14(i).


1.   Accesshealth.com
2.   Ahn.com
3.   Betterhealth.com
4.   Healthcentral.com
5.   Healtheon/WebMD
6.   Healthgate.com
7.   Intelihealth.com
8.   Mayohealth.org
9.   Mediconsult.com
10.  Onhealth.com
11.  Thriveonline.com
12.  American Online
13.  Microsoft
14.  Yahoo!
15.  Excite@home
16.  Lycos Corporation
17.  Infoseek/The Walt Disney Company
18.  PlantRx
19.  Drugstore.com

20.  IMS Health, Inc.
21.  McKesson/HBOC
22.  Synoptics